Exhibit 99.1

David R. Guyer, MD to Step Down from Iveric Bio Board to Rejoin Venture Fund

New York, NY— April 5, 2021 —– IVERIC bio, Inc. (Nasdaq: ISEE) today announced that David R. Guyer, MD, co-founder and Executive Chairman, is stepping down from the Iveric Bio Board after 14 years, effective following Iveric Bio’s 2021 Annual Stockholder Meeting scheduled to be held on May 19, 2021. Dr. Guyer has served as the Chairman of Iveric’s Board of Directors since its founding. During Dr. Guyer’s tenure he led the Company from its initial public offering to being a late-stage clinical company focused on the discovery and development of both therapeutic and gene therapy treatment options for retinal diseases. Dr. Guyer will rejoin SV Health Investors as a Venture Partner having previously been both a Venture Partner and Partner at SV.

“As a co-founder, former Chief Executive Officer and most recently Executive Chair, David has been an integral part of Iveric Bio’s leadership, a trusted advisor and visionary in retinal medicine, and I sincerely thank him for his hard work and significant contributions to the Company,” stated Glenn P. Sblendorio, Chief Executive Officer and President of Iveric Bio. “On behalf of the entire Company, we are grateful to have had the opportunity to work closely with David over the years and we wish him continued success.”

"Iveric Bio's strong management team has evolved to the point where there is no longer a need for an Executive Chair,” stated Dr. Guyer. “After more than 14 years on the Board, I feel that this is a good departure point such that I can return to my passion as a venture capitalist. I will rejoin SV Health Investors where I will be able to focus on new company generation and board service. I am very excited about Iveric's Phase 3 program of Zimura® for the treatment of geographic atrophy secondary to age-related macular degeneration and look forward to continuing to serve the Company as a Senior Advisor."

“David’s contributions to Iveric Bio have been significant,” stated Axel Bolte, Member of the Board of Iveric Bio. “After having worked with David throughout most of his tenure with the Company, it will be hard to imagine board meetings without David’s presence and clinical insights. We are grateful that David agreed to the Board’s request that he serve as a senior advisor so that we can continue to work with him even if in a different role.”

About Iveric Bio

Iveric Bio is a science-driven biopharmaceutical company focused on the discovery and development of novel treatment options for retinal diseases with significant unmet medical needs. The Company is currently developing both therapeutic product candidates for age-related retinal diseases and gene therapy product candidates for orphan inherited retinal diseases. Vision is Our Mission. For more information on the Company, please visit www .ivericbio. com.

Forward-looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, future operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, the Company’s forward looking statements include statements about the future development of its product candidates and Dr. Guyer’s future role as senior advisor to the Company. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to the initiation and the progress of research and development programs and clinical trials, availability of data from these programs, reliance on university collaborators and other third parties, establishment of manufacturing capabilities, expectations for regulatory matters, need for additional financing and negotiation and consummation of business development transactions and other factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements represent the Company’s views only as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law.

ISEE-G

Investor / Media Contact:

Iveric Bio

Kathy Galante, 212-845-8231

Vice President, Investor Relations and Corporate Communications
kathy.galante@ivericbio. com

Media Contact:

SmithSolve

Alex Van Rees, 973-442-1555 ext. 111
alex.vanrees@smithsolve. com

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